Consent of Independent Registered Public Accounting Firm

We consent to the use in this Pre-effective Amendment No. 3 to Registration Statement (No.333-186987) on Form N-2A of PREDEX of our report dated July 19, 2013 (September 18, 2013 as to Note 4), relating to our audit of the financial statements, appearing in the Statement of Additional Information, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in such Prospectus.

/s/ McGladrey LLP

Denver, Colorado

September 18, 2013